   POWER OF ATTORNEY

 The undersigned hereby constitutes and appoints
each of Thomas R. Evans and Edward J. DiMaria (and, for
purposes of the completion, execution and filing of a
Form ID, DongJu Song), signing singly, as the undersigned's
true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as a director of Bankrate, Inc.
(the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and
the rules thereunder (the "Exchange Act") and Form ID, if
necessary, to obtain EDGAR codes and related documentation
for use in filing Forms 3, 4 and 5;

(2) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5 or Form ID,
complete and execute any amendment or amendments thereto,
and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar
authority;

(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact'sdiscretion; and

(4) seek or obtain, as the undersigned's attorney-in-fact
and on the undersigned's behalf, information regarding
transactions in the Company's securities from any third
party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.

 The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever  requisite, necessary, or proper to be done in connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, herby ratifying and confirming all that such attorney-in-fact, or
such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights  and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned,  are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms
3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 This Power of Attorney does not relieve the undersigned
from responsibility for compliance with the undersigned's
obligations under the Exchange Act, including,  without limitation, the reporting requirements under Section 16 of the Exchange Act.
Additionally, although pursuant to this Power of Attorney the
Company will use commercially reasonable best efforts to timely and accurately file Section 16 reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 16 reports on behalf of the undersigned due to various factors and the undersigned and the Company's need to rely on others for information, including the undersigned and brokers of the undersigned.

  IN WITNESS WHEREOF, the undersigned had caused this Power
of Attorney to be executed as of this 23rd day of September, 2011.

     /s/ BRUCE NELSON